Exhibit 32

     Pursuant toss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350)


The  undersigned,  as the  President  and Chief  Financial  Officer of Photonics

Corporation,  certifies, to the best of my knowledge,  that the Quarterly Report on Form  10-QSB for the period  ended June 30,  2004 of  Photonics  Corporation,

which  accompanies  this  certification  fully complies with the requirements of

Section  13(a)  of the  Securities  Exchange  Act of 1934  and  the  information contained in the periodic report fairly presents, in all material respects,  the financial  condition and results of operations of Photonics  Corporation  at the dates  and  for the  periods  indicated.  The  foregoing  certification  is made pursuant to ss. 906 of the  Sarbanes-Oxley  Act of 2002 (18  U.S.C.ss.1350)  and

shall not be relied upon for any other purpose.

                                           /s/Mark Lindberg
                                           -------------------------------------
                                           Mark Lindberg
                                           President and Chief Financial Officer